EXHIBIT 99.1

Enochian BioSciences Announces a Scientific Presentation of Proof-of-Concept Studies for a Potential Therapy for Cancers with a Poor Life Expectancy by a Leading Researcher

March 29, 2023. Los Angeles, California. (Global Newswire) (NASDAQ: ENOB). Enochian BioSciences Inc. (the “Company”) announces that Dr. Anahid Jewett, a renowned cancer researcher in the field of immunotherapy for cancer presented proof-of-concept data from two sets of humanized mouse studies conducted independently by her laboratory at the University of California, Los Angeles (UCLA). The experiments demonstrated highly significant reductions in the weight and volume of pancreatic tumors following therapy with the Company’s proprietary technology combining cell-, gene- and immunotherapy. Those results correlated with strong immune responses, indicating proof-of-concept of the way the technology was intended to act.

The results were part of an invited plenary lecture delivered by Dr. Jewett at the 8th Annual Innate Killer Summit in San Diego, California (relevant slides from the presentation can be viewed at: Presentation Excerpt--Innate Killer Summit_ENOB DC-11). The humanized mouse model is widely used to study cancer therapies that could potentially be applicable to human disease.

Pancreatic cancer is diagnosed in approximately 60,000 people in the USA each year; nearly 43,000 die. Because of limited treatment options, life expectancy is very poor – approximately 10 percent survival at 5 years.

Dr. Anahid Jewett, said: “I have been working in this field for three decades and designed the mouse model that we have used in my laboratory to study the Company’s potential cancer therapies. The results are some of the most impressive I have ever seen. The fact that we saw very similar highly statistically significant results across two independently conducted studies is particularly encouraging, indicating reproducibility of the findings. I look forward to continuing our work together towards clinical trials, and potentially offering hope to many who are suffering with diseases with few good treatment options.”

“We are very excited by the promising results from the proof-of-concept studies conducted by Dr. Jewett and her colleagues at UCLA,” said Dr. Mark Dybul, CEO of the Company. “While the evaluations focused on pancreatic cancer, the data suggest that the approach could be applicable to other solid tumors. The Company is aggressively pursuing the pipeline and hope to submit the Pre-Investigational New Drug (IND) to the US Food and Drug Administration in the coming weeks and an IND to investigate our drug candidate in several solid tumor types in the first quarter of 2024. Those applications will include a clinical approach for several solid tumors with a poor prognosis. Because of the Cancers we are focused on, we believe that we could potentially be eligible for accelerated development, including breakthrough drug or Fast Track designation by the FDA.”

Dr. Dybul continued, “While we are laser focused on Cancer, the underlying technology which is the basis for our broader platform of cell-, gene- and immunotherapy could also be applied to certain chronic infectious diseases, including HIV. Several animal and “test tube” studies are in process to evaluate those approaches.”

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties, including but not limited to the success or efficacy of our pipeline. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “plans,” “expects,” “aims,” “intends,” “potential,” or similar expressions. Actual events or results may differ materially from those projected in any of such statements due to various uncertainties, including as set forth in Enochian BioSciences’ most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Enochian BioSciences Inc. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Contact: ir@enochianbio.com

Source: Enochian Biosciences Inc.